

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
June 27, 1999 condensed consolidated statement of income and condensed consolidated balance sheet and is qualified in its entirety by references to such financial statements.
</LEGEND>
<MULTIPLIER>                                     1,000

<PERIOD-TYPE>                                    6-MOS
<FISCAL-YEAR-END>                          DEC-26-1999
<PERIOD-START>                             DEC-28-1998
<PERIOD-END>                               JUN-27-1999
<CASH>                                          19,590
<SECURITIES>                                 1,072,490
<RECEIVABLES>                                  618,098
<ALLOWANCES>                                    48,021
<INVENTORY>                                    108,442
<CURRENT-ASSETS>                             2,122,552
<PP&E>                                       1,728,835
<DEPRECIATION>                               1,026,441
<TOTAL-ASSETS>                               7,811,302
<CURRENT-LIABILITIES>                          790,518
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                    281,093
<COMMON>                                         1,018
<OTHER-SE>                                   2,855,863
<TOTAL-LIABILITY-AND-EQUITY>                 7,811,302
<SALES>                                              0
<TOTAL-REVENUES>                             1,556,770
<CGS>                                                0
<TOTAL-COSTS>                                  712,733
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              53,758
<INCOME-PRETAX>                              2,027,069
<INCOME-TAX>                                   795,759
<INCOME-CONTINUING>                          1,231,310
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                       (3,060)
<NET-INCOME>                                 1,228,250
<EPS-BASIC>                                    10.27
<EPS-DILUTED>                                     9.35

The information reported above under "EPS-PRIMARY" represents basic earnings per share for the first half ended June 27, 1999.

Excluding non-operating items, basic earnings per share was $1.53 and diluted earnings per share was $1.41 for the first half ended June 27, 1999.

On July 27, 1999, the Company's board of directors approved a two-for-one stock split. One share of common stock will be distributed on September 9, 1999 for each share owned by holders of record at the close of business on August 19, 1999. As a result of the stock split, basic earnings per share will be restated to $5.14 and diluted earnings per share will be restated to $4.68 for the first half ended June 27, 1999.


